UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — March 10, 2006 (March 9, 2006)

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)
☐	Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)          Change in Accountant. KPMG LLP (“KPMG”) was previously the principal independent accounting firm for MDC Partners Inc. and subsidiaries (the “Company”). On March 31, 2006, at the request of the Company, KPMG resigned as the Company’s principal accountants. The decision to request the resignation of KPMG and change accountants was made by the Audit Committee of the Board of Directors, and the Board of Directors, of the Company.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and the audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s reports indicate that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 and 2005 in the following areas:

(i) as more fully disclosed in Item 9A. of the Company’s Form 10-K/A for the period ended December 31, 2004, the Company had identified the following material weaknesses:

a. Control Environment - the control environment did not sufficiently promote effective internal control over financial reporting throughout the management structure.

b. Financial Reporting Close Process - the Company’s controls over the financial reporting close process were not consistently applied. As a result, the Company has a material weakness related to its ability to compile and review accurate financial statements on a timely basis. As a result of these control deficiencies, material errors were identified and corrected prior to issuance of the Company’s 2004 consolidated financial statements.

c. Accounting For Complex and Non Routine Transactions - The Company has a material weakness with respect to accounting for complex and non routine transactions. The Company did not properly assess the roles and responsibilities within the accounting and finance department, and did not provide sufficient training to accounting personnel. The Company did not have a sufficient number of finance personnel, sufficient technical accounting knowledge, and appropriate procedures to address and review complex and non-routine accounting matters. This material weakness resulted in material misstatements in the financial statements for the year ended December 31, 2003, and periods ended March 31, 2004 and June 30, 2004. As a result of these misstatements, the Company restated its previously issued financial statements for the relevant periods. In addition, as a result of these control deficiencies, material errors were identified and corrected prior to issuance of the Company’s 2004 consolidated financial statements.

d. Revenue Recognition and Accounting for Related Costs - As a result of certain deficiencies described in the Control Environment and Financial Reporting Close Process, the Company has a material weakness with respect to revenue recognition and accounting for related costs in accordance with the SEC’s Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements,

and as revised and updated by SAB 104 and EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. The Company incorrectly applied revenue recognition standards to certain contracts. This material weakness resulted in material misstatements in the financial statements for the years ended December 31, 2003, 2002, and 2001 and periods ended March 31, 2004 and June 30, 2004. As a result of these misstatements, the Company restated its previously issued financial statements for the relevant periods.

e. Income Taxes - The Company did not maintain effective controls over the recording of income taxes payable, deferred income tax assets and liabilities and the income tax provision. Specifically, it did not have accounting personnel with sufficient knowledge of generally accepted accounting principles related to income tax accounting and reporting. As a result of these deficiencies, errors were identified and corrected prior to issuance of the Company’s 2004 consolidated financial statements.

f. Lease Accounting - As a result of certain control deficiencies described in the Control Environment, and Financial Reporting Close Process, certain of the Company’s accounting policies for leases and leasehold improvements were incorrect. As a result of these control deficiencies, material errors were identified and corrected prior to issuance of the Company’s 2004 consolidated financial statements.

g. Segregation of Duties - The Company has deficient controls within its accounting and finance departments and its financial information systems over segregation of duties and user access respectively. Specifically, certain duties within the accounting and finance department were not properly segregated, including payroll.

h. Information Technology General Controls - The Company has determined that many of its information systems are subject to general control deficiencies. When aggregated, these represent a material weakness in the Company’s Control Environment because of the pervasiveness and significance of the deficiencies.

(ii) as more fully disclosed in Item 9A. of the Company’s Form 10-K for the period ended December 31, 2005, the Company had identified the following material weaknesses:

a. Accounting for Complex and Non-Routine Transactions - The Company continues to have a material weakness with respect to accounting for complex and non-routine transactions. The Company did not have a sufficient number of finance personnel with sufficient technical accounting knowledge, or an appropriate process to address and review complex and non-routine accounting matters. These matters involved material adjustments for complex and non-routine transactions that occurred in the third quarter and were detected and corrected prior to the release of our interim financial statements.

b. Revenue Recognition and Accounting for Related Costs - As a result of certain deficiencies in the controls over the application of accounting standards at certain subsidiaries within the Marketing Communications Group, and deficiencies in controls over the recording of revenue and costs of revenue at certain subsidiaries, the Company continues to have a material weakness with respect to revenue recognition and accounting for certain related costs. Specifically, controls were not designed and in place to ensure that customer contracts were analyzed to select the appropriate method of revenue recognition. In addition, controls were not designed and in place to ensure that revenue transactions were analyzed for appropriate presentation and disclosure of billable client pass-through expenses or for revenue recognition on a gross or net basis. As a result of these deficiencies, errors were identified and corrected prior to issuance of the Company’s 2005 consolidated financial statements.

c. Segregation of Duties - The Company continues to have control deficiencies within its accounting and finance departments and its financial information systems over segregation of duties and user access respectively. Specifically, certain duties within the accounting and finance department were not properly segregated.

(iii)        In connection with the audits of the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period through March 31, 2006, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company that it did not maintain effective internal controls over financial reporting due to identified material weaknesses. The nature of the material weaknesses noted by KPMG at December 31, 2005 and December 31, 2004 are described in the previous paragraphs of this Current Report on Form 8-K.

The Company has provided KPMG with a copy of the foregoing disclosure and has requested that KPMG furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not KPMG agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter from KPMG, dated April 3, 2006, is attached to this Form 8-K as Exhibit 16.1.

(b)  Engagement of a New Accountant. Effective April 3, 2006 the Company engaged BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm. The decision to engage BDO was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

During the two fiscal years ended December 31, 2005, and through the date of the engagement of BDO as the independent registered public accounting firm of the Company as set forth above, neither the Company nor anyone on its behalf has consulted with BDO on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in each case where a written report was provided or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16.1	Letter, dated April 3, 2006 from KPMG LLP to the Securities and Exchange Commission, regarding change in independent registered public accounting firm of the Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 3, 2006	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel, General Counsel & Corporate Secretary